Exhibit 99.1
CMS ENERGY ANNOUNCES FIRST QUARTER ADJUSTED EARNINGS
OF $0.51 PER SHARE AND REAFFIRMS
FULL-YEAR ADJUSTED EARNINGS GUIDANCE
     JACKSON, Mich., April 28, 2011 – CMS Energy announced today reported net income of $135 million, or $0.52 per share, for the first quarter of 2011 compared to reported net income of $85 million, or $0.34 per share, for the same quarter of 2010.
     The company’s first quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of legacy issues associated with previously sold assets and certain other items, was $133 million, or $0.51 per share, compared to $93 million, or $0.38 per share, for the same quarter in 2010.
     The first quarter results reflect colder than normal winter temperatures that boosted natural gas and electric sales at the company’s Michigan utility, Consumers Energy. Those sales increases partially were offset by costs the utility incurred in restoring service to electric customers after a series of unusually severe winter storms.
     CMS Energy reaffirmed its guidance for 2011 adjusted earnings of $1.44 per share. That’s an increase of about 6 percent from 2010 adjusted earnings and is consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings growth. While the company expects 2011 reported earnings to be about the same as its adjusted earnings, reported earnings could vary because of several factors, such as legacy issues associated with prior asset sales. Because of those uncertainties, the company isn’t providing reported earnings guidance.
     John Russell, CMS Energy’s president and chief executive officer, said the company is making substantial investments in renewable energy, environmental quality, energy efficiency and other areas to continue to provide customers with safe, reliable and affordable service. The company plans to invest more than $6 billion in its Consumers Energy operations through 2015, making it one of the largest investors in Michigan, he said.
     “These investments create jobs and boost the state’s economy. We’re seeing encouraging signs that Michigan’s economy is starting to rebound, primarily in increased electric sales to industrial customers,” he said.

     “We want to continue to provide a good energy value to customers, so as we’re making these substantial investments, we’re also aggressively managing costs. We’ve made a number of changes recently that we expect to produce operational savings of about $100 million this year,” Russell said. “Our customers will see the benefit from those savings in our rates. Our plan calls for holding our base rate increase levels to at or below the rate of inflation for the next five years.”
     He noted that Consumers Energy updated its renewable energy plan to reflect the latest market conditions in a recent Michigan Public Service Commission filing. That updated plan reaffirms the company’s commitment to meet the state’s 10 percent renewable energy standard and, because of lower projected costs, calls for reducing the renewable energy surcharge on customer bills by about $55 million per year.
     Consumers Energy already is the largest supplier of renewable energy in Michigan. Today, 5 percent of the power that the utility supplies to its 1.8 million electric customers comes from renewable sources.
     CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2011.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2010.
CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Amounts)

	First Quarter
	(Unaudited)
	2011	2010
Operating Revenue	$2,055	$1,967

Operating Expenses	1,749	1,728

Operating Income	$306	$239

Other Income	9	16

Interest Charges	105	105

Income before Income Taxes	$210	$150

Income Tax Expense	77	61

Income from Continuing Operations	$133	$89

Income (Loss) from Discontinued Operations	2	(1)

Net Income	$135	$88

Preferred Dividends	—	3

Net Income Available to Common Stockholders	$135	$85

Income Per Share
Basic	$0.54	$0.37
Diluted	0.52	0.34

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	March 31	December 31
	2011	2010
	(Unaudited)
Assets
Cash and cash equivalents	$801	$247
Restricted cash and cash equivalents	30	23
Other current assets	1,910	2,489

Total current assets	$2,741	$2,759
Plant, property & equipment	10,138	10,069
Non-current assets	2,763	2,788

Total Assets	$15,642	$15,616

Stockholders’ Investment and Liabilities
Current liabilities	$1,015	$1,271
Non-current liabilities	4,313	4,122
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding non-recourse debt, finance leases and securitization debt)	6,778	6,786
Non-recourse debt and finance leases	406	392

Total debt and capital and finance leases	7,184	7,178
Noncontrolling interests	44	44
Common stockholders’ equity	2,887	2,793

Total capitalization	$10,115	$10,015
Securitization debt	199	208

Total Stockholders’ Investment and Liabilities	$15,642	$15,616

(*) Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	First Quarter
	(Unaudited)
	2011	2010
Beginning of Period Cash	$247	$90

Cash provided by operating activities	$841	$657
Cash used in investing activities	(228)	(212)

Cash flow from operating and investing activities	$613	$445
Cash provided by (used in) financing activities	(61)	221
Changes in cash included in assets held for sale	2	(1)

Total Cash Flow	$554	$665

End of Period Cash	$801	$755

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	First Quarter
	(Unaudited)
	2011	2010
Net Income Available to Common Stockholders	$135	$85

Reconciling Items:
Discontinued Operations (Income) Loss	(2)	1

Downsizing Program and Other	—	7

Adjusted Net Income — Non-GAAP Basis	$133	$93

Average Number of Common Shares Outstanding
Basic	250	228
Diluted	262	247

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.54	$0.37

Reconciling Items:
Discontinued Operations (Income) Loss	(0.01)	0.01

Downsizing Program and Other	—	0.03

Adjusted Net Income — Non-GAAP Basis	$0.53	$0.41

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.52	$0.34

Reconciling Items:
Discontinued Operations (Income) Loss	(0.01)	0.01

Downsizing Program and Other	—	0.03

Adjusted Net Income — Non-GAAP Basis	$0.51	$0.38

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.